UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive Drive

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c) On October 8, 2007, the Company announced the appointment of Brian O’Callaghan as Senior Vice President and Chief Commercial Officer, effective October 15, 2007.

As a member of the NPS executive team, Mr. O’Callaghan will be responsible for managing the commercial development of the company’s late-stage products and ensuring the success of its joint-venture partnerships with other companies. He will report to Dr. Francois Nader, executive vice president and chief operating officer of NPS.

Mr. O’Callaghan joins NPS from Covance, a global clinical research organization, where he served as general manager of the cardiac safety and IVRS business units. Previously he was North American regional business unit head for infectious diseases and transplantation/immunology at Novartis, president of BioPartners GmbH, and held sales and marketing positions at Merck KGaA, Merck & Lipha Pharmaceuticals and Pfizer.

Item 8.01	Other Events.

On October 8, 2007, NPS Pharmaceuticals issued the press release attached to this report as Exhibit 99.1, the contents of which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by NPS Pharmaceuticals, Inc. on October 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ VAL R. ANTCZAK
Val R. Antczak, Senior Vice President, Legal Affairs, General Counsel and Secretary

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